ALEXANDER & BALDWIN, INC.
                       Subsidiaries as of February 18, 2005


                                                  State or Other Jurisdiction
                    Name of Subsidiary                Under Which Organized
                    ------------------                --------------------

A&B Development Company (California)                     California
A & B Properties, Inc.                                   Hawaii
ABHI-Crockett, Inc.                                      Hawaii
East Maui Irrigation Company, Limited                    Hawaii
Kahului Trucking & Storage, Inc.                         Hawaii
Kauai Commercial Company, Incorporated                   Hawaii
Kukui'ula Development Company, Inc.                      Hawaii
Matson Navigation Company, Inc.                          Hawaii
     Subsidiaries:
         Matson Integrated Logistics, Inc.               Hawaii
         Matson Terminals, Inc.                          Hawaii
McBryde Sugar Company, Limited                           Hawaii
     Subsidiary:
         Kauai Coffee Company, Inc.                      Hawaii
WDCI, Inc.                                               Hawaii














NOTE: Certain A&B subsidiaries, which considered in the aggregate do not constitute a significant subsidiary, have been omitted.